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                                  EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                 --------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 1998, except for Note 21, as to which the date is September 2, 1998, relating to the consolidated financial statements of Pharmaceutical Marketing Services Inc. and Subsidiaries as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998, which appears in the Current Report on Form 8-K/A, as filed on February 17, 1999.



                                             /s/ PricewaterhouseCoopers LLP


New York, New York
December 15, 1999